EXHIBIT 99.1

EDGE PETROLEUM PLANS TO ADJOURN ANNUAL STOCKHOLDERS’

MEETING TO MONDAY, DECEMBER 29, 2008

HOUSTON, Dec. 3, 2008 (GLOBE NEWSWIRE) — Edge Petroleum Corporation (Nasdaq:EPEX, EPEXP) (“Edge” or the “Company”) today announced that it has decided to reconvene the annual meeting as scheduled on December 4, 2008 at 9:00 a.m. Houston time and immediately adjourn the meeting to Monday, December 29, 2008 at 9:00 a.m. Houston time.  The December 29 reconvened meeting will be held at the Hyatt Regency Hotel, 1200 Louisiana Street, Houston, Texas, 77002.  The adjournment will allow additional time for Edge common stockholders to receive and consider any additional information that Edge and Chaparral Energy, Inc. (“Chaparral”) may make available to Edge stockholders prior to the meeting.

At the December 29 reconvened meeting, Edge’s common stockholders will vote on, among other items, the adoption of the merger agreement between Edge, Chaparral and Chaparral Exploration, L.L.C. that provides for Chaparral to acquire Edge in an all-stock transaction. As previously reported, under the terms of the merger agreement, Edge common stockholders will receive 0.2511 shares of Chaparral common stock for each share of Edge common stock, and Edge preferred stockholders will receive one share of Chaparral Series A preferred stock for each share of Edge preferred stock. As a result of the merger, Chaparral will become a publicly traded company. Chaparral’s board of directors and stockholders have already voted in favor of the merger.

Edge Petroleum Corporation is a Houston-based independent energy company that focuses its exploration, production and marketing activities in selected onshore basins of the United States. Edge common stock and preferred stock are listed on the NASDAQ Global Select Market under the symbols “EPEX” and “EPEXP,” respectively.

Additional Information and Where to Find It

In connection with the proposed merger with Chaparral, Edge and Chaparral have filed materials relating to the transaction with the SEC, including a prospectus of Chaparral and a definitive proxy statement of Edge. INVESTORS AND SECURITY HOLDERS OF EDGE ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT AND EDGE’S CURRENT REPORT ON FORM 8-K DATED OCTOBER 21, 2008, WHICH ARE AVAILABLE NOW, AND ANY OTHER MATERIALS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT EDGE, CHAPARRAL AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the definitive proxy statement, which is available now, and other documents containing information about Edge and Chaparral, without charge, at the SEC’s web site at www.sec.gov. Investors and security holders may also obtain information with respect to Edge through its web site at www.edgepet.com. Copies of Edge’s SEC filings may also be obtained for free by directing a request to Investor Relations, Edge Petroleum Corporation, (713) 654-8960. Copies of Chaparral’s SEC filings may also be obtained for free by directing a request to Investor Relations, Chaparral Energy, Inc., (405) 478-8770.

Participants in Solicitation

Edge and Chaparral and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from Edge’s common stockholders in respect of the merger. Information about these persons can be found in Edge’s Form 10-K/A as filed with the SEC on April 29, 2008 and Form 8-K filed with the SEC on July 15, 2008 and Chaparral’s Form 10-K as filed with the SEC on March 31, 2008. Additional information about the interests of such persons in the solicitation of proxies in respect of the merger is included in the definitive proxy statement that has been filed with the SEC in connection with the proposed transaction.

Forward-Looking Statements

The statements made herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, statements regarding the merger, the combined company and attributes thereof and the timing of the stockholder meeting and any adjournment or adjournments of the meeting. Such statements are subject to numerous risks, uncertainties and assumptions, including but not limited to, actions by regulatory authorities or other third parties, delays, costs and difficulties related to the transactions, market conditions, consummation of financing, satisfaction of closing conditions, availability and terms of any financing and other factors discussed in Edge’s Annual Report on Form 10-K for the twelve months ended December 31, 2007, as amended by its report on Form 10-K/A for that period, and those set forth from time to time in Edge’s filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.